Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of August 15, 2011, by and between Workstream Inc., a Canadian corporation (the “Company”), and CCM Master Qualified Fund, Ltd., a Cayman Islands exempt company (the “Purchaser”).

WHEREAS, the Purchaser is the holder of that certain Senior Secured Note dated as of August 13, 2010 in an original principal amount of $750,000 (the “Secured Note”);

WHEREAS, the outstanding principal amount of the Secured Note as of the date hereof is $361,650.00 and accrued but unpaid interest thereon is $81,871.74 (together, the “Outstanding Amount”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and/or Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of Class A, Series B Convertible Preferred Stock (the “Series B Stock”) with a value equal to the Outstanding Amount, the consideration for which will be the conversion of the outstanding principal amount under the Secured Note and all accrued but unpaid interest thereon into Series B Stock, following which the Secured Note will be deemed fully satisfied and cancelled.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser, intending to be legally bound, agree as follows:

ARTICLE I.
DEFINITIONS

1.1        Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

“Closing Date” means the date on which the Closing occurs.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common shares of the Company, no par value, and any securities into which such common shares may hereafter be reclassified.

“Disclosure Schedules” means the Disclosure Schedules attached hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(n).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(c).

“Per Share Purchase Price” shall mean $3.00.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement Amendment” means the Amendment to the Third Amended and Restated Registration Rights Agreement dated as of the Closing Date between the Company and the Purchaser in the form of Exhibit A hereto.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Class A, Series B Convertible Preferred Stock of the Company issued to the Purchaser pursuant to this Agreement, together with any such shares issued upon a stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing following the Closing Date.

“Subsidiaries” shall mean the subsidiaries of the Company set forth on Schedule 3.1(b).

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Stock Market, the American Stock Exchange, the New York Stock Exchange, the OTC Bulletin Board or the Pink Sheets.

“Transaction Documents” means this Agreement and the Registration Rights Agreement Amendment and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Common Shares” means the shares of Common Stock into which any Shares are converted by and in accordance with their terms.

ARTICLE II.
PURCHASE AND SALE

2.1         Closing.  Subject to the terms and conditions set forth in this Agreement, on the Closing Date, the Purchaser shall purchase from the Company and the Company shall issue and sell to the Purchaser a number of Shares equal to 147,841.  The purchase price for the Shares sold hereunder shall be $443,521.74, to be paid by the Purchaser to the Company at Closing by delivering the Secured Note to the Company, following which the Secured Note will be deemed satisfied in full and cancelled and of no further force and effect, and the Purchaser shall have no rights and the Company shall have no further obligations thereunder.  The Closing shall take place at 10:00 a.m., Eastern Time, on the business day immediately following the execution and delivery of this Agreement by each of the parties hereto at the offices of Cozen O’Connor, 1900 Market Street, Philadelphia, PA 19103, or such other location as the parties shall mutually agree.

2.2         Deliveries.

(a)        At the Closing, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)         a certificate evidencing the number of Shares purchased by the Purchaser hereunder;

(ii)         the Registration Rights Agreement Amendment, duly executed by the Company; and

(iii)        a certificate of the Secretary of the Company as to the Company’s Articles of Incorporation, as amended, and By-Laws, as amended.

(b)        At the Closing, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)         the Secured Note, which will be deemed satisfied in full and cancelled;

(ii)         the certificates evidencing the Company’s ownership interests in each of its Subsidiaries, which have been held by the Purchaser pursuant to the terms of that certain Security Agreement dated as of August 13, 2010 by and among the Purchaser, the Company and certain of the Subsidiaries (the “Security Agreement”);

(iii)        the Registration Rights Agreement Amendment, duly executed by the Purchaser; and

(iv)        such agreements and instruments as the Company may request in order to evidence the full and complete satisfaction and discharge of the Secured Note and any security interest provided for under the Security Agreement and the Security Documents (as such term is defined in the Security Agreement).

2.3	Closing Conditions.

(a)       The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)         the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchaser contained herein;

(ii)         all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)        the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)        The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)         the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

(ii)         all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)         the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement; and

(iv)         the Company shall have caused a designee of the Purchaser who is reasonably acceptable to the Board of Directors of the Company to be appointed to the Board of Directors of the Company; provided that such designee shall be required to be a “resident Canadian” (as such term is defined under the Canada Business Corporations Act) if the Company so requests in order to comply with the Canadian directorship requirements set forth under the Canada Business Corporations Act.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1        Representations and Warranties of the Company.  The Company hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)        Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith other than in connection with the Required Approvals.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution may be limited by applicable law.

(b)        Subsidiaries.  All of the majority owned direct and indirect Subsidiaries of the Company are set forth on Schedule 3.1(b).  Except as set forth on Schedule 3.1(b), the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens.

(c)        Organization and Qualification.  Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(d)        No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Shares and the consummation by the Company of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s articles or certificate of incorporation, by-laws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)        Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of a Registration Statement and any amendments thereto as may be so required pursuant to the terms of the Registration Rights Agreement, (iii) application(s), if so required, to the applicable Trading Market for the listing of the Shares for trading thereon in the time and manner required thereby, and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)         Issuance of Shares.  The Shares issued pursuant to this Agreement are duly authorized and the Shares, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  Upon conversion of the Shares in accordance with their terms, the Underlying Common Shares will be duly authorized and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

(g)        Capitalization.  The capitalization of the Company is as described in Schedule 3.1(g).  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Shares and as set forth on Schedule 3.1(g), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.  The issue and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares.  Except as disclosed in the SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)        SEC Reports.  The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i)         Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not altered its method of accounting, or (iii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.  The Company does not have pending before the Commission any request for confidential treatment of information.

(j)         Litigation.  Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents, the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or, to the knowledge of the Company, any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)        Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

(l)         Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.

(m)       Title to Assets.  Except as described in the SEC Reports, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.

(n)        Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).

(o)        Sarbanes-Oxley.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated by the Commission thereunder that are applicable to it as of the Closing Date.

(p)        Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Purchaser shall have no obligation (other than with respect to its own actions) with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(q)        Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser or the issuance of Underlying Common Shares.

(r)         Investment Company.  The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be, and will not be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(s)        Disclosure.  All disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(t)         No Integrated Offering.  Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

(u)        Taxes.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary have filed all necessary federal, state and foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(v)        General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.

(w)       Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

3.2        Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)        Organization; Authority.  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser.  Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)        No Conflicts.  The execution, delivery and performance by the Purchaser of the Transaction Documents to which it is a party and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Purchaser or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(c)        Purchaser Representation.  The Purchaser understands that the Shares are, and the Underlying Common Shares will be, “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares and any Underlying Common Shares as principal for its own account and not with a view to or for distributing or reselling such Shares, Underlying Common Shares or any part thereof, has no present intention of distributing any of such Shares or Underlying Common Shares and has no arrangement or understanding with any other persons regarding the distribution of such Shares or Underlying Common Shares.  The Purchaser is acquiring the Shares hereunder and any Underlying Common Shares in the ordinary course of its business. The Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares or any Underlying Common Shares.

(d)        Purchaser Status.  The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.  The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(e)        Experience of the Purchaser.  The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(f)        General Solicitation.  The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(g)        Securities Filings.  The Purchaser acknowledges that it has had access to and reviewed the information contained in the SEC Reports and have been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  The Purchaser has reviewed the following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act (collectively, the “Disclosure Reports” and, and, together with this Agreement and the Disclosure Schedule to this Agreement, the “Disclosure Materials”):  (i) the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended May 31, 2010; (ii) the Company’s Quarterly Reports on Form 10-Q for the quarters ended August 31, 2010, November 30, 2010 and February 28, 2011; and (iii) the Company’s proxy statement with respect to its 2011 annual meeting.

(h)        Offering Exemption.  The Purchaser understands that the Shares are being offered and sold in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Shares.

(i)         No Governmental Review.  The Purchaser acknowledges and understands that no United States federal or state agency or other governmental agency has passed upon or made any recommendation or endorsement of the Shares or an investment therein.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1	Transfer Restrictions.

(a)        The Shares and any Underlying Common Shares may be disposed of only in compliance with state and federal securities laws.  In connection with any transfer of Shares and Underlying Common Shares, other than pursuant to an effective registration statement, pursuant to Rule 144 (subject to the Company’s receipt of routine backup documentation from the Purchaser) or to the Company, the Company may require the Purchaser to provide to the Company an opinion of counsel selected by the Purchaser and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares or Underlying Common Shares under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b)        The Purchaser agrees to the imprinting, so long as is required by this Section 4.1(b), of a legend on any certificates evidencing the Shares and any Underlying Common Shares in the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, HAVE BEEN TAKEN FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY APPLICABLE STATE WITH RESPECT TO THESE SHARES, IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT OR THE APPLICABLE STATE SECURITIES LAWS ARE THEN IN FACT APPLICABLE TO THE OFFER OR SALE.

The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares and any Underlying Common Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, the Purchaser may transfer such pledged or secured Shares or Underlying Common Shares to the pledgees or secured parties.  At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares or Underlying Common Shares may reasonably request in connection with a pledge or transfer of the Shares or Underlying Common Shares.

(c)        Certificates evidencing the Underlying Common Shares shall not contain any legend (including the legend set forth in Section 4.1(b)) (i) while a registration statement covering the resale of such Underlying Common Shares is effective under the Securities Act, or (ii) following any sale of such Underlying Common Shares pursuant to Rule 144, or (iii) if such Underlying Common Shares are eligible for sale under Rule 144(b) (subject to receipt of routine backup documentation demonstrating eligibility for such rule), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission).  If a legend is not required pursuant to the foregoing, the Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent within five (5) Trading Days following delivery by the Purchaser to the Company or the Company’s transfer agent (with notice to the Company) of a legended certificate representing such Underlying Common Shares (endorsed or with stock powers attached, signatures guaranteed and otherwise in form necessary to effect the reissuance and/or transfer, if applicable), together with any other deliveries from the Purchaser as may be reasonably required and deliver or cause to be delivered to the Purchaser a certificate representing such Shares that is free from all restrictive and other legends.

(d)        The Purchaser agrees that the removal of the restrictive legend as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, which Purchaser hereby covenants to do.

4.2        Furnishing of Information.  As long as the Purchaser owns Shares or Underlying Common Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as the Purchaser owns Shares or Underlying Common Shares and until the Purchaser is eligible to use Rule 144(b), if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144 such information as is required for the Purchaser to sell the Shares or Underlying Common Shares under Rule 144.  The Company further covenants that it will take such further action as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell such Shares or Underlying Common Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3        Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4        Securities Laws Disclosure; Publicity.  The Company shall, on or before 8:30 a.m., Eastern Time, on the fourth business day following the date hereof, issue a press release or file a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby.  The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

4.5        Board Nomination Right.  The Company covenants and agrees that it will provide each shareholder entitled to vote at a special or annual meeting of shareholders of the Company (the “Shareholder Meeting”), which meeting shall be held no later than the first annual meeting of shareholders of the Company that occurs after the date hereof, a proxy statement soliciting each such shareholder’s affirmative vote at the Shareholder Meeting for approval of resolutions amending and restating the Articles of Amendment to the Company’s Articles of Incorporation in substantially the form of Exhibit B hereto (the “Amendment”) to provide the Purchaser with the board nomination rights set forth therein (such affirmative shareholder approval being referred to herein as the “Shareholder Approval”).  If the Shareholder Approval is obtained at the Shareholder Meeting, then the Company shall effect the Amendment promptly following the Shareholder Meeting.  If the Shareholder Approval is not so obtained at the Shareholder Meeting, then the Company shall have no further obligation to seek shareholder approval for the Amendment or to effect the Amendment.  Notwithstanding the foregoing, the Company’s obligations under this Section 4.5 shall immediately terminate, and the Company will have no further obligation to comply with the terms of this Section 4.5, at such time as the Purchaser holds fewer than 73,920 Shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Stock).

4.6        Indemnification of Purchaser.  Subject to the provisions of this Section 4.6, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any the Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser, or any of its Affiliates, by any stockholder of the Company who is not an Affiliate of the Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by the Purchaser which constitutes fraud, gross negligence, willful misconduct, malfeasance or violation of laws).  If any action shall be brought against the Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is a material conflict on any material issue between the position of the Company and the position of the Purchaser Party.  The Company will not be liable to the Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to the Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser in this Agreement or in the other Transaction Documents.

4.7        Reservation of Common Stock.  As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Underlying Common Shares pursuant to this Agreement.

4.8        Listing of Common Stock.  The Company hereby agrees to use best efforts to maintain the listing of the Common Stock on a Trading Market.  The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Underlying Common Shares (including only those Underlying Common Shares into which the Purchaser converted its Shares at the time of such application), and will take such other action as is necessary to cause the Underlying Common Shares to be listed on such other Trading Market as promptly as possible.  The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.9        Fees.  Provided that the transactions contemplated by this Agreement are consummated and a Closing occurs, the Company shall reimburse the Purchaser for all reasonable costs and expenses incurred by it or its affiliates in connection with the transactions contemplated by the Transaction Documents (including, without limitation, all reasonable legal fees and disbursements in connection therewith), which amount shall not exceed, in the aggregate $5,000.  In the event that the transactions contemplated by this Agreement are not consummated for any reason, each party shall be responsible for its own expenses and fees incurred by such party in connection with the negotiation, preparation, execution and delivery and performance of this Agreement.

4.10      Termination of Agreements.  The Purchaser, the Company and the Subsidiaries hereby agree that upon the Closing, the Security Agreement, the Guaranties (as such term is defined in the Security Agreement) and each Security Document (as such term is defined in the Security Agreement) shall terminate and be of no further force and effect, and the Company and each Subsidiary a party thereto shall have no further obligations or liabilities thereunder.

4.11      Lien Release Authorization.  Upon the Closing, the Purchaser authorizes the Company or legal counsel on its behalf to file UCC-3 Termination Statements terminating all financing statements either naming the Company or any Subsidiary as debtor and the Purchaser as secured party in connection with satisfaction and cancellation of the Note.

ARTICLE V.
TERMINATION

5.1        Termination.  In the event that the Closing shall not have occurred on or before ten (10) business days from the date hereof due to the Company’s or the Purchaser’s failure to satisfy the conditions set forth in this Agreement (and a non-breaching party’s failure to waive such unsatisfied condition(s)), any such non-breaching party at any time shall have the right to terminate this Agreement without liability of such non-breaching party to any other party upon the giving of written notice thereof to the other party.  Nothing contained in this Article V shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

ARTICLE VI.
MISCELLANEOUS

6.1        Fees and Expenses.  Except as otherwise set forth in this Agreement, each party shall be responsible for and pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

6.2        Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3        Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Workstream Inc.
485 N. Keller Road
Suite 500
Maitland, FL 32751
Telephone:  (407) 475-5500
Facsimile:  (407) 475-5531
Attention:  Chief Executive Officer

With a copy (for informational purposes only) to:

Cozen O’Connor
1900 Market Street
Philadelphia, Pennsylvania 19103
Telephone:  (215) 665-4141
Facsimile:  (215) 665-2013
Attention:  Michael J. Heller, Esquire

If to the Purchaser:

CCM Master Qualified Fund, Ltd.
c/o Coghill Capital Management, L.L.C.
One North Wacker Drive, Suite 4350
Chicago, IL 60606
Telephone:  (312) 324-2017
Facsimile:  (312) 324-2011
Attention:  Gunnar Olsen

with a copy (for informational purposes only) to:

Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004
Telephone:  (212) 574-1200
Facsimile:  (212) 480-8421
Attention:  Craig A. Sklar, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

6.4         Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5         Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.6         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser.  The Purchaser may only assign its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Shares or Underlying Common Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares or Underlying Common Shares, by the provisions hereof that apply to the Purchaser.

6.7         No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7.

6.8         Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  The parties hereby waive all rights to a trial by jury.

6.9         Survival.  The representations and warranties herein shall survive for six (6) months following the Closing and delivery of the Shares.

6.10       Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11       Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12       Replacement of Shares.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.

6.13         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.14         Payment Set Aside.  To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

WORKSTREAM INC.

By: /s/ John Long
Name: John Long
Title: Chief Executive Officer

CCM MASTER QUALIFIED FUND, LTD.

By: /s/ Clint Coghill
Name: Clint Coghill
Title:

Accepted and agreed solely for the purposes of Section 4.10 hereof:

6FIGUREJOBS.COM, INC.

By: /s/ John Long
Name: John Long
Title: Chief Executive Officer

WORKSTREAM USA, INC.

By: /s/ John Long
Name: John Long
Title: Chief Executive Officer

PAULA ALLEN HOLDINGS, INC.

By: /s/ John Long
Name: John Long
Title: Chief Executive Officer

THE OMNI PARTNERS, INC.

By: /s/ John Long
Name: John Long
Title: Chief Executive Officer

WORKSTREAM MERGER SUB, INC.

By: /s/ John Long
Name: John Long
Title: Chief Executive Officer